EXHIBIT 10.84

                              AGREEMENT AND RELEASE

     This Agreement and Release (the "Agreement"), dated as of July 19, 2003, is made and entered into between Thomas B. D'Agostino, Sr. (the "Chairman") and Workflow Management, Inc., a Delaware corporation (the "Company") (collectively, the "Parties"). The Parties acknowledge that the terms and conditions of this Agreement have been voluntarily agreed to and that such terms are intended to be final and binding.

     WHEREAS, the Chairman is a director of the Company and Chairman of the Board of the Company;

     WHEREAS, the Parties entered into an agreement dated as of January 6, 2003 governing Chairman's service as Chairman of the Board of the Company (the "January 2003 Agreement") and the Parties represent that the January 2003 Agreement constitutes the only agreement between Chairman and the Company; and

     WHEREAS, the Parties intend this Agreement to supercede the January 2003 Agreement and all rights and obligations of the Parties thereunder, except as set forth herein.

     NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements, covenants and promises contained herein, the Parties acknowledge and agree as follows:

     1. Termination of Employment; Resignation as Chairman and Director. Chairman agrees to resign, and hereby submits his resignation, effective on July 21, 2003 (the "Resignation Date"), from all of his positions as an officer and director of the Company and of any subsidiaries or affiliates of the Company, including as Chairman of the Board of the Company. As of the Resignation Date, Chairman shall cease to be an employee, officer or director of the Company.

     2. No Severance or Other Payments. Chairman hereby releases and discharges the Company, effective on the Resignation Date, from any obligation to pay severance or any other amounts (including accrued and unpaid amounts) under the January 2003 Agreement or any agreement or understanding between Chairman and the Company.

     3. No Benefits. Chairman understands and agrees that beginning on and after the Resignation Date, he shall not be entitled to any benefits, perquisites or other compensation from the Company, including but not limited to, salary, bonus, vacation pay, insurance coverage, office stipend or payment of travel or other expenses, or benefits under the Director Health Benefit Program, except as may be required by law, in which case Chairman shall pay for all applicable premiums and other costs.

     4. Settlement Payment to Company; Effectiveness. In consideration for the Company's agreements contained herein, Chairman agrees to pay to the Company an amount equal to four hundred thousand dollars ($400,000) in immediately available funds (the "Settlement Payment"), to be wired to the Company's account as set forth below, and received by the Company before 12:00 noon, eastern time on the Resignation Date. If the Settlement Payment is not received by the Company before 12:00 noon, eastern time on the Resignation

Date, this Agreement shall be of no force or effect, as if never executed, and neither Party shall be bound by any of the provisions hereof.

               Company:              Workflow Management, Inc.
               Bank:                 Bank of America, Norfolk, VA
               ABA Number:           051000017
               Account Name:         Concentration Account
               Account Number:       004122851256

     5. Representations of Chairman. Chairman hereby represents and warrants to the Company that:

     (a) he has not filed any complaints, charges or claims or initiated any action against or involving the Company with any governmental or quasi-governmental authority of any nature (including any agency, department, board, commission, court, tribunal or arbitrator); and

     (b) he has not breached any provision of Sections 6, 7, 8 or 9 of the January 2003 Agreement on or before the Resignation Date.

Chairman acknowledges that the Company is entering into this Agreement in reliance on the representations of Chairman contained in this Agreement.

     6. Representations of the Company. The Company hereby represents and warrants to Chairman that Company has not filed any complaints, charges or claims or initiated any action against or involving the Company with any governmental or quasi-governmental authority of any nature (including any agency, department, board, commission, court, tribunal or arbitrator). The Company acknowledges that Chairman is entering into this Agreement in reliance on the representations of the Company contained in this Agreement.

     7. Releases and Waivers of the Company. Except with regard to obligations created by, arising out of or described in this Agreement, effective on the Resignation Date, the Company agrees to, and hereby, releases, discharges and covenants not to sue Chairman for any claims, debts, demands, accounts, judgments, rights, causes of action, claims for equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatever (including attorneys' fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected, which it may now have against the Chairman.

     8. Releases and Waivers of Chairman. Except with regard to obligations created by, arising out of or described in this Agreement, effective on the Resignation Date, Chairman agrees to, and hereby, releases, discharges and covenants not to sue the Company for any claims, debts, demands, accounts, judgments, rights, causes of action, claims for equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatever (including attorneys' fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected, which he may now have against the Company, including any claims relating to the public disclosure of this Agreement and related circumstances. This release includes a release of any rights or claims Chairman may have under Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act; and claims pursuant to any other federal, state or local law regarding discrimination based on age, race, sex, religion, national origin, marital status or disability, or any other unlawful basis, claims for alleged violation of any other local, state or federal law, regulation, ordinance, public policy or common law duty having any bearing whatsoever upon the terms and conditions of, and/or the cessation of Chairman's employment with the Company. Chairman understands that this release also includes a release by Chairman of claims for breach of express or implied contract, wrongful discharge, constructive discharge, breach of an implied covenant of good faith and fair dealing, negligent or intentional infliction of emotional distress, and any claim under the Employee Retirement Income Security Act of 1974. Chairman also explicitly waives any right or option he may have to enter into any agreement with the Company pursuant to Section 10 of the January 2003 Agreement.

     9. Breach. If Chairman files any action against the Company (or any of its affiliates or any of their directors, officers, employees, agents or representatives) based on a claim that has been released under this Agreement, Chairman agrees to pay for all costs incurred by the Company and its directors, officers, employees, agents or representatives, including reasonable attorneys' fees, in defending the claim. If the Company files any action against Chairman based on a claim that has been released under this Agreement, the Company agrees to pay for all costs incurred by Chairman, including reasonable attorneys' fees, in defending the claim.

     10. January 2003 Agreement. Chairman shall continue to be bound by the provisions of Section 7 (regarding Confidential Information), Section 8 (regarding Inventions), and Section 9 (regarding Return of Company Property) of the January 2003 Agreement, which are hereby incorporated by reference as if set forth fully herein; provided that Chairman agrees to comply with the provisions of Section 9 on or before the Resignation Date (including, but not limited to, the return to the Company of a Company-leased Jaguar, laptop, home computer, home fax machine, cell phone, and corporate credit cards). As of the Resignation Date, the Parties agree that, except as otherwise explicitly set forth herein, this Agreement shall supersede and terminate all benefits, rights and obligations under the January 2003 Agreement.

     11. Arbitration. The Parties agree that any dispute regarding any aspect of this Agreement or any act that allegedly has or would violate any provision of this Agreement will be submitted to arbitration, which shall be conducted in the city where the Company is located in accordance with the commercial arbitration rules of the American Arbitration Association. The Company shall bear the direct expense of any arbitration proceedings, and each of the Company and the Chairman shall bear its own counsel fees and expenses. The Chairman shall not be entitled to any indemnification from the Company in connection with any such proceedings or any decision of the arbitrators or any payments relating to such proceedings.

     12. Confidentiality. The Parties promise to keep the terms of this Agreement confidential except as may be required by law. Chairman agrees not to
(i) reveal, disclose or cause to be revealed or disclosed anything with respect to the Company that is injurious or harmful to any of its interests or the interests of its current or former employees, officers or directors, (ii) contact or communicate with current or former employees, officers or directors of the Company regarding Company work-related matters, or (iii) disparage the Company in any respect.

     13.  Miscellaneous.

          13.01 Entire Agreement; Enforcement. The Parties acknowledge and agree that this Agreement constitutes the complete agreement between them on the subject matter hereof and that no oral modification of this Agreement is permissible. The Parties further acknowledge and agree that this Agreement and the terms contained herein supersede the January 2003 Agreement and all previous contracts and agreements between the Parties on the subject matter contained herein, except as explicitly set forth herein. Nothing in this Agreement shall in any way be construed to limit either Party's right to enforce this Agreement.

          13.02 Voluntary Agreement. Chairman acknowledges and agrees that he freely and voluntarily entered into this Agreement, that he has been encouraged to consult an attorney before signing this Agreement, that he had an opportunity to review this Agreement with an attorney of choice, and has had sufficient time to do so. Chairman further acknowledges and agrees that he fully understands the terms of this Agreement. The Parties understand and agree that all terms of this Agreement are contractual and are not a mere recital, and represent and warrant that they are competent to covenant and agree as herein provided.

          13.03 Waiver of Review Period; Right of Revocation. Chairman understands and acknowledges that he has the right to review and consider this Agreement for twenty one days before signing it and that by signing this Agreement before expiration of twenty one days, Chairman is waiving this right freely and voluntarily. Chairman also understands and acknowledges that he has the right to revoke this Agreement for a period of seven days following the signing of this Agreement. To revoke this Agreement, Chairman must send written notice to the Company as set forth below within seven days of signing it.

          13.04 Amendment; Waiver. This Agreement may not be amended, modified, altered or supplemented, except upon the execution and delivery of a written agreement executed by all of the Parties hereto. No provision of this Agreement shall be waived except upon the execution and delivery of a written instrument executed by the party to be charged with the waiver. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

          13.05 Notices. All notices, requests, demands and other communications required or permitted shall be made in writing by hand-delivery, registered first-class mail, telecopier or air courier guaranteeing overnight delivery:

          (a)    If to the Company, to:
                       Workflow Management, Inc.
                       240 Royal Palm Way
                       Palm Beach, FL  33480
                       Attn: Chief Financial Officer
                       Fax:  561-659-7793

          (b)    If to the Chairman, to:
                       Thomas B. D'Agostino, Sr.
                       38 Hack Green Road
                       Pound Ridge, NY  10576
                       Fax:  914-764-6983

All such notices, requests, demands and other communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

          13.06 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Chairman without the prior written consent of the Company.

          13.07 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable, and this Agreement shall be deemed reformed on terms as substantially similar to the terms hereof as are enforceable.

          13.08 Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

          13.09 Expenses. Each party shall pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby.

          13.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law rules.

          13.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Parties have caused the Agreement to be duly executed as of the date first written above.

                                             WORKFLOW MANAGEMENT, INC.


                                             By:     /s/ Gerald F. Mahoney
                                                --------------------------------
                                             Name:  Gerald F. Mahoney
                                             Title: Director


                                             CHAIRMAN:

                                             /s/ Thomas B. D'Agostino, Sr.
                                             -----------------------------------
                                             Name:  Thomas B. D'Agostino, Sr.

                                                                   EXHIBIT 10.85

                          FIRST AMENDMENT AND WAIVER TO
                          -----------------------------
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                  --------------------------------------------

     THIS FIRST AMENDMENT AND WAIVER TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (hereinafter, this "Amendment") made as of this 1/st/ day of August, 2003 by and among:

          WORKFLOW MANAGEMENT, INC. ("Workflow" or the "Borrower"), a Delaware corporation and DATA BUSINESS FORMS LIMITED ("DBF"), a corporation organized and existing under the laws of Ontario;

          FLEET NATIONAL BANK, as administrative agent for itself and the other Lenders hereto (the "Agent");

          BANK ONE, N.A., as syndication agent, and BANK OF AMERICA, COMERICA BANK and UNION BANK OF CALIFORNIA, N.A., as co-agents for the Lenders; and

          FLEET NATIONAL BANK, BANK ONE, N.A., BANK OF AMERICA, COMERICA BANK, UNION BANK OF CALIFORNIA, N.A., NATIONAL CITY BANK, LASALLE BANK NATIONAL ASSOCIATION, and CHEVY CHASE BANK, F.S.B. (together with such other lending institutions from time to time party hereto, the "Lenders").

                                   Background
                                   ----------

     Reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of January 15, 2003 (as heretofore amended and in effect on the date hereof, the "Credit Agreement") by and among the Agent, the Lenders, Workflow and DBF. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

     Certain Events of Default (collectively, the "Specified Defaults") have occurred under the terms of the Credit Agreement as a result of (i) Workflow's having exceeded the Capital Expenditure Amount for the period ending April 30, 2003 in violation of Section 8.05 of the Credit Agreement, (ii) Workflow's failure as of April 30, 2003 to comply with the Senior Leverage Ratio, Consolidated Interest Coverage Ratio, Minimum Cumulative Consolidated EBITDA, and Fixed Charge Ratio covenants, set forth in Sections 8.09, 8.10, 8.14 and
8.15 of the Credit Agreement, (iii) the breach of the provisions of the Credit Agreement prior to the execution of this Amendment arising as a result of the amount of Restructuring Costs incurred by Workflow exceeding the maximum amounts set forth in the definition of Restructuring Costs in Section 10 of the Credit Agreement, and (iv) Workflow's failure from time to time prior to the execution of this Amendment to provide the rolling cash flow forecasts required under
Section 7.01(i) of the Credit Agreement on a timely basis. The Borrower has requested that the Agent and the Lenders waive each of the Specified Defaults and amend certain provisions of the Credit Agreement, and the Agent and the Lenders have agreed to do so, but only upon the terms and conditions set forth herein. Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, DBF, the Guarantors, the Agent and the Lenders agree as follows:

     1. Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Paragraph 4, below, from and after August 1, 2003 (the "First Amendment Date"), the Credit Agreement is hereby amended as follows:

          (a) The date "December 31, 2003" contained in Section 1.06(e) of the Credit Agreement is hereby deleted, and the date "May 1, 2004" is inserted in its place.

          (b) The following section is hereby inserted into the Credit Agreement as Section 3.01(a)(ii):

               "(ii) Workflow agrees to pay to the Agent for the pro rata account of each of the Lenders a maintenance fee (the "Maintenance Fee") on January 31, 2004, March 31, 2004 and on July 31, 2004, each in an amount equal to the Applicable Maintenance Fee Percentage times the sum of (A) the Total Revolving Commitment (or if the Revolving Commitments have been terminated, then the aggregate outstanding balance of the Revolving Loans) on that date and (B) the aggregate outstanding balance of the Term Loans on that date. Each of the Maintenance Fees shall be fully earned as of the date due. The Applicable Maintenance Fee Percentage shall mean the following percentage for the Maintenance Fees due on the following dates:

               Due Date:             Percentage:
               --------              ----------

               1/31/04                       0.5%

               3/31/04                       1.0%

               7/31/04                       1.0%"

          (c) Section 3.01(e) of the Credit Agreement is hereby deleted in its entirety, and the following is inserted in its place:

               "(e)(i) On the Effective Date, the Borrower shall pay to the Agent, for distribution to each Lender (based on its Dollar Percentage), an amendment and restructuring fee in the sum of $1,762,302.20.

               (ii) On or before the First Amendment Date, the Borrower shall pay to the Agent, for distribution to each Lender (on a pro rata basis) an amendment fee (the "Amendment Fee") in an amount of 0.25% of the sum of (i) the Total Revolving Commitment as of the First Amendment Date, and (ii) aggregate amount of Term Loans outstanding as of the First Amendment Date. The Amendment Fee shall be fully earned and non-refundable as of the First Amendment Date."

          (d) The date "December 31, 2003" contained in Section 3.03(a)(ii) of the Credit Agreement is hereby deleted, and the date "May 1, 2004" is inserted in its place.

          (e) Section 3.03(i) of the Credit Agreement is hereby deleted in its entirety, and the following inserted in its place:

               "(i)   On the date that Workflow or any of its Subsidiaries
               makes any Earn Out Payment in cash, the Obligations shall be prepaid by an amount equal to the amount of the Earn Out Payment actually made (whether in conjunction with an Asset Sale or otherwise) multiplied by 1.25. The amount so prepaid shall be applied toward the Obligations in the manner set forth in Section 4.05(a)(vii) or 4.05(b) hereof, as applicable. After consummation of the Specified Subsidiaries Asset Sale, provided that (x) no Default or Event of Default has occurred, or will result therefrom, (y) immediately after giving effect to each such payment the Borrower has Liquidity of not less than Minimum Liquidity, and (z) after giving effect to each such payment, on a pro forma basis for the thirteen weeks period thereafter, the Borrower has average Liquidity of not less than Minimum Liquidity, then, the requirement of the Borrower to make the 1.25 times payment set forth above shall be waived, but only with respect to the Earn Out Payments as to which the Agent has agreed in writing."

          (f) The date "December 31, 2003" contained in Section 4.02(d) of the Credit Agreement is hereby deleted, and the date "May 1, 2004" is inserted in its place.

          (g) Section 4.05(a)(i)(A) of the Credit Agreement is hereby deleted in its entirety, and the following inserted in its place:

               "(A) Any Net Cash Proceeds received from any Asset Sale of the Specified Subsidiaries shall be applied as follows:

                      FIRST, An amount equal to $1,000,000.00 to the principal installments of the Term A Loans in order of maturity.

                      SECOND, An amount equal to (x) the assets so sold and included in the Borrowing Base immediately prior to such Asset Sale at their reported value in the most recent Borrowing Base Certificate, multiplied by (y) the then applicable Advance Rate for each of such assets, shall be applied, first, in reduction of the Swingline Loans then outstanding, second, in reduction of any Revolving Loan then outstanding, and third, to cash collateralize the Letters of Credit Outstandings. Any amounts so prepaid pursuant to this clause SECOND may, subject to the terms of this Agreement, be reborrowed.

                      THIRD, To the principal installments of the Term A Loans in order of maturity until the Term A Loans have been repaid in full.

                      FOURTH, To the principal of the Term B Loans until the Term B Loans have been repaid in full.

                      FIFTH, To reduce the Aggregate Revolving Credit Exposure and to permanently reduce the Total Revolving Commitments, with all payments applied first, in reduction of the Swingline Loans then outstanding, second, in reduction of any Revolving Loan then outstanding, and third, to cash collateralize the Letters of Credit Outstandings.

                      SIXTH, To all other Obligations, in such order and manner as the Agent may reasonably determine."

          (h) Section 7.01(a) of the Credit Agreement is hereby deleted in its entirety, and the following is inserted in its place:

                      "(a) Annual Financial Statements. On or before August 15, 2003 for the Borrower's fiscal year ending April 30, 2003, and within 90 days after the close of each fiscal year of Workflow thereafter, (i) the consolidated balance sheets of each of Workflow and its Subsidiaries (both with and without DBF and its Subsidiaries) and DBF and its Subsidiaries, in each case as at the end of such fiscal year and the related consolidated statements of income and stockholders' equity and of cash flows for such fiscal year and setting forth comparative figures for the preceding fiscal year and comparable budgeted figures for such fiscal year and certified by the chief financial officer or another Authorized Financial Officer of Workflow or DBF, as appropriate, that such statements fairly present the consolidated financial condition of Workflow and its Subsidiaries (both with and without DBF and its Subsidiaries) and DBF and its Subsidiaries, as the case may be, as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated and examined by independent certified public accountants of recognized national standing as shall be acceptable to the Agent, whose opinion shall not be qualified as to the scope of audit or as to the status of Workflow and its Subsidiaries or DBF and its Subsidiaries, each as a going concern, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of each such Person and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, no Default or Event of Default which has occurred and is continuing has come to their attention or, if such a Default or Event of Default has come to their attention a statement as to the nature thereof (it being understood that a single auditor's opinion and certificate addressing the items set forth above with respect to Workflow, DBF, and their Subsidiaries on a consolidated basis shall be sufficient), and (ii) management's discussion and analysis of the material operational and financial developments during such fiscal year."

          (i) Sections 7.01(i) and 7.01(j) of the Credit Agreement are hereby deleted in their entirety, and the following inserted in their place:

               "(i)   Rolling Cash Flows. Not later than five (5) Business Days
               after the end of each calendar week, rolling 13-week cash flow forecasts for (i) the U.S. Credit Parties, (ii) the Canadian Credit Parties, and (iii) the Credit Parties on a consolidated basis, projecting the estimated cash receipts and disbursements of the various parties, with a comparison of actual to projected cash flows for the previous week and an explanation of any material variances between actual and projected items and otherwise in form and substance reasonably satisfactory to the Agent and the Lenders.

               (j) Borrowing Base Certificates. Not later than five (5) Business Days after the end of each calendar week, a certificate in the form of Exhibit B (a "Borrowing Base Certificate") showing the Borrowing Base as of the close of business on the last day of the immediately preceding week (with the exception of inventory, which shall be shown as of the close of business on the last day of the immediately preceding month), each such Certificate to be certified as complete and correct by an Authorized Financial Officer."

          (j) The following section is hereby inserted into the Credit Agreement as Section 7.01(l):

               "Account Payable Agings. Not later than five (5) Business Days after the end of each calendar week, updated accounts payable agings, showing the accounts payable by division of Workflow and its Subsidiaries as of the close of business on the last day of the immediately preceding week, which report may be faxed or electronically transmitted to the Agent or its designated representative."

          (k) The following section is hereby inserted into the Credit Agreement as Section 7.01(m):

               "Borrowing Base Calculation. Concurrently with the payment of any amounts due under Section 3.03(b) or 3.03(c) as a result of an Asset Sale or Recovery Event, the Borrower shall provide the Agent with a calculation of effect of such Asset Sale or Recovery Event upon the Borrowing Base and the proposed allocation of the prepayment amongst the Loans pursuant to Section 4.05, which calculation shall be made as of the last available Borrowing Base Certificate."

          (l) The word "quarterly" contained in the last line of Section 7.02(b) is hereby deleted and the words "bi-monthly" are inserted in its place.

          (m) Section 7.13 of the Credit Agreement is hereby deleted in its entirety, and the following inserted in its place:

               "7.13 Earn Out Payments. Workflow will not pay any Earn Out Payments unless and until the consummation of the Specified Subsidiaries Asset Sale, and then only if (i) immediately after giving effect to each such payment the Borrower has Liquidity of not less than Minimum Liquidity, (ii) after giving effect to each such payment, on a pro forma basis for the thirteen weeks period thereafter, the Borrower has average Liquidity of not less than Minimum Liquidity, (iii) to the extent that the Person receiving such Earn Out Payment is listed in Schedule 7.13(a) hereto, then the non-competition agreements described in Schedule 7.13(a) hereto are then in force and effect with respect to such Person, and (iv) no Default or Event of Default then exists or would arise therefrom. At the time of making any Earn Out Payment, the Borrower shall provide the Agent with evidence reasonably acceptable to the Agent that provisos (i), (ii), (iii) and (iv), above have been satisfied. Notwithstanding the above, in lieu of making any Earn Out Payment the Borrower may at any time issue to Persons entitled to Earn Out Payments: (a) capital stock of the Borrower and/or options or rights to acquire, whether directly or indirectly or by exercise of any convertible feature, capital stock of the Borrower, (b) subordinated indebtedness, and/or (c) some combination of (a) and (b), provided that any such issuances by the Borrower must comply with the proviso to clause (a) of Section 8.17 and with clause (b) of
               Section 8.17. The Borrower shall provide the Agent with copies of all relevant documentation executed in connection with such issuances and deferrals."

          (n) Section 7.19 of the Credit Agreement is hereby deleted in its entirety, and the following inserted in its place:

               "7.19 Sharing of Work Product and Information. The Borrower shall permit the Agent and the Lenders and their respective representatives and advisors to communicate directly with Palisades Associates, Inc. and Jefferies & Company, Inc. (the "Borrower's Advisors") and authorizes each of the Borrower's Advisors to disclose to the Agent and the Lenders and their respective representatives and advisors any and all financial and other information with respect to the business, financial condition and prospects and other affairs of the Borrower. The Borrower shall, as and when the same become available, send the Agent and the Lenders copies of all written analyses and reports and other written work product and information produced in final form by the Borrower's Advisors and, upon request of the Agent and the Lenders, copies of all supporting documentation generated in producing same, to the extent not prohibited by confidentiality agreements between either of the Borrower and any third party. Further, the Borrower shall (a) promptly notify, and hereby authorize the Borrower's Advisors to promptly notify, and discuss with the Agent and its representatives and advisors any proposed sale, equity and/or capital transactions being considered by the Borrower and/or the Borrower's Advisors and (b) shall promptly, but in no event later than three (3) business days after receipt by the Borrower or any of its advisors, provide the Agent with copies of all expressions of interest, offers, letters of intent, sales agreements, and other agreements regarding or relating to the proposed sale or recapitalization of the Borrower and its Subsidiaries and all material correspondence relating to any of the foregoing. Notwithstanding the foregoing, neither the Borrower nor the Borrower's Advisors shall be required to deliver or disclose to the Agent or the Lenders any materials, information or internal communications related to the Borrower's strategy for negotiating with the Agent or the Lenders, or any materials or information subject to attorney-client privilege. Information delivered to Agent or the Lenders pursuant to this paragraph shall be subject to the confidentiality provisions of Section 12.15."

          (o) Section 7.20 of the Credit Agreement is hereby deleted in its entirety, and the following inserted in its place:

               "7.20  Sale or Recapitalization of Workflow and its Subsidiaries

               (a) On or before August 8, 2003, the Borrower shall have issued and distributed to a substantial number of appropriate parties an information memorandum regarding the proposed sale or recapitalization of Workflow and its subsidiaries as an entirety.

               (b) On or before August 31, 2003, the Borrower shall have obtained expressions of interest for such a sale or recapitalization of Workflow and its subsidiaries.

               (c) The Borrower shall, and shall cause its agents, including the Borrower's Advisors, to discuss with the Agent and the Lenders the status of its efforts to repay the Obligations, any offers or proposals which have been received and all material developments with respect thereto, at such intervals as the Agent and the Lenders may reasonably request. "

          (p) Section 7.21 of the Credit Agreement is hereby deleted in its entirety, and the following is inserted in its place:

               "7.21 Special Committee. Until the full and final payment of the Obligations, Workflow shall continue to engage the Borrowers' Advisors and shall maintain a Special Committee of its Board of Directors which shall supervise and work with the Borrowers' Advisors in developing recommendations to Workflow's Board of Directors regarding various strategic alternatives to be pursued by the Borrower and its Subsidiaries. Representatives of the Special Committee shall update the Agent and the Lenders and/or their consultants telephonically on a bi-weekly basis with respect to the status of the strategic alternatives and regarding such other matters as the Agent and the Lenders and/or their consultants may reasonably request."

          (q) The following section is hereby inserted into the Credit Agreement as Section 8.04(j):

               "(j)   Indebtedness evidenced by promissory notes in the form
               attached hereto as Schedule 8.04(j), or in such other form as may be acceptable to the Agent, relating to deferred Earn Out Payments."

          (r) Section 8.09 of the Credit Agreement is hereby deleted in its entirety, and the following inserted in its place:

               "8.09 Senior Leverage Ratio. The Borrower will not permit, as at the last day of fiscal quarter set forth in the table below, the Senior Leverage Ratio of Workflow and its Subsidiaries (other than Specified Subsidiaries), for the applicable Test Period, to be greater than the amount set forth opposite such period:

     ------------------------------------------------------------
     Test Period                            Senior Leverage Ratio
     ------------------------------------------------------------
     January 31, 2003                       4.9:1.0
     ------------------------------------------------------------
     April 30, 2003                         4.7:1.0
     ------------------------------------------------------------
     July 31, 2003                          4.8:1.0
     ------------------------------------------------------------
     October 31, 2003                       4.8:1.0
     ------------------------------------------------------------
     January 31, 2004                       4.6:1.0
     ------------------------------------------------------------
     April 30, 2004                         4.4:1.0
     ------------------------------------------------------------
     July 31, 2004                          2.7:1.0
     ------------------------------------------------------------

          (s) Section 8.10 of the Credit Agreement is hereby deleted in its entirety, and the following inserted in its place:

               "8.10 Consolidated Interest Coverage Ratio. (a) The Borrower will not permit the Consolidated Interest Coverage Ratio of Workflow and its Subsidiaries (other than Specified Subsidiaries), as at the last day of period set forth in the table below, on a cumulative basis, to be less than the amount set forth opposite such period:

     ---------------------------------------------------------------
                                               Consolidated Interest
     Test Period                                  Coverage Ratio
     ---------------------------------------------------------------
     Three months ending January 31, 2003      1.5:1.0
     ---------------------------------------------------------------
     Six months ending April 30, 2003          2.0:1.0
     ---------------------------------------------------------------
     Nine months ending July 31, 2003          1.8:1.0
     ---------------------------------------------------------------

               (b) The Borrower will not permit, as at the last day of the fiscal quarter set forth in the table below, the Consolidated Interest Coverage Ratio of Workflow and its Subsidiaries (other than Specified Subsidiaries), for the applicable Test Period, to be less than the amount set forth opposite such period:

     --------------------------------------------------------------
                                              Consolidated Interest
     Test Period                                 Coverage Ratio
     --------------------------------------------------------------
     October 31, 2003                          2.0:1.0
     --------------------------------------------------------------
     January 31, 2004                          2.3:1.0
     --------------------------------------------------------------
     April 30, 2004                            2.5:1.0
     --------------------------------------------------------------
     July 31, 2004                             2.6:1.0
     --------------------------------------------------------------

          (t) Section 8.14 of the Credit Agreement is hereby deleted in its entirety, and the following inserted in its place:

               "8.14 Minimum Cumulative Consolidated EBITDA. (a) The Borrower will not permit, as at the last day of period set forth in the table below, Consolidated EBITDA of the Borrower and its Subsidiaries (other than Specified Subsidiaries), on a cumulative basis, to be less than the amount set forth opposite such period:

     ------------------------------------------------------------------------
                                                               Minimum
     Test Period                                          Consolidated EBITDA
     ------------------------------------------------------------------------
     Three months ending January 31, 2003                 $         9,000,000
     ------------------------------------------------------------------------
     Six months ending April 30, 2003                     $        19,000,000
     ------------------------------------------------------------------------
     Nine months ending July 31, 2003                     $        23,800,000
     ------------------------------------------------------------------------

               (b) The Borrower will not permit, as at the last day of fiscal quarter set forth in the table below, Consolidated EBITDA of the Borrower and their Subsidiaries (other than Specified Subsidiaries), for the applicable Test Period, to be less than the amount set forth opposite such period:

     --------------------------------------------------------
                                         Minimum Consolidated
     Test Period                               EBITDA
     --------------------------------------------------------
     October 31, 2003                    $         33,500,000
     --------------------------------------------------------
     January 31, 2004                    $         35,700,000
     --------------------------------------------------------
     April 30, 2004                      $         37,600,000
     --------------------------------------------------------
     July 31, 2004                       $         40,900,000
     --------------------------------------------------------

          (u) Section 8.15 of the Credit Agreement is hereby deleted in its entirety, and the following inserted in its place:

               "8.15 Fixed Charge Ratio. (a) The Borrower will not permit the Fixed Charge Ratio of Workflow and its Subsidiaries (other than Specified Subsidiaries), as at the last day of period set forth in the table below, on a cumulative basis, to be less than the amount set forth opposite such period:

     ------------------------------------------------------------------
     Test Period                                     Fixed Charge Ratio
     ------------------------------------------------------------------
     Three months ending January 31, 2003            Not Applicable
     ------------------------------------------------------------------
     Six months ending April 30, 2003                1.0:1.0
     ------------------------------------------------------------------
     Nine months ending July 31, 2003                Not Applicable
     ------------------------------------------------------------------
     Three months ending October 31, 2003            1.0:1.0
     ------------------------------------------------------------------
     Six months ending January 31, 2004              1.0:1.0
     ------------------------------------------------------------------
     Nine months ending April 30, 2004               1.0:1.0
     ------------------------------------------------------------------
     Twelve months ending July 31, 2004              1.0:1.0
     ------------------------------------------------------------------

          (v) Section 9.03 of the Credit Agreement is hereby deleted in its entirety, and the following inserted in its place:

               "9.03 Covenants. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 7.01(f)(x), 7.01(i), 7.01(j), 7.01(l), 7.01(m), 7.11, 7.13, 7.18, 7.19, 7.20, 7.21, or 8, or
               (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.01, 9.02 or clause (a) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Agent or the Required Lenders; provided that non-compliance with the provisions of Section 7.10 with respect to any agreement giving rise to Indebtedness shall not constitute an Event of Default unless such non-compliance would result in an Event of Default under Section 9.04, below; or"

          (w) The following definition is hereby inserted into Section 10 of the Credit Agreement after the definition of "Agreement" and prior to the definition of "Anticipated Reinvestment Amount":

               "'Amendment Fee' shall have the meaning set forth in Section 3.01(e)(ii)."

          (x) The definition of "Borrowing Base" contained in Section 10 of the Credit Agreement is hereby deleted and the following inserted in its place:

               "'Borrowing Base' means, at any time of calculation, an amount equal to the sum of:

               (a) Eighty-Five percent (85%) (or such lesser percentage as the Agent from time to time may reasonably determine) of the face amount of Eligible Accounts; plus

               (b) The following during the following periods: (i) at any time prior to January 31, 2004, sixty percent (60%) (or such lesser percentage as the Agent from time to time may reasonably determine) of Eligible Inventory, and (ii) from and after January 31, 2004, fifty percent (50%) (or such lesser percentage as the Agent from time to time may reasonably determine) of Eligible Inventory; plus

               (c) The lesser of (i) the Fixed Asset Advance, or (ii) 70% (or such lesser percentage as the Agent from time to time may reasonably determine) of the Orderly Liquidation Value of Eligible Fixed Assets; minus

               (d)    Then existing Reserves."

          (y) The chart set forth in the definition of "Capital Expenditure Amount" contained in Section 10 of the Credit Agreement is hereby deleted and the following is inserted in its place:

                      ----------------------------------------------------------
                                                                    Capital
                      Period                                  Expenditure Amount
                      ----------------------------------------------------------
                      Six month period ending April 30, 2003  $        3,800,000
                      ----------------------------------------------------------
                      Fiscal year ending April 30, 2004       $        6,200,000
                      ----------------------------------------------------------
                      Three months ending July 31, 2004       $        2,000,000
                      ----------------------------------------------------------

          (z) The definition of "Consolidated EBIT" contained in Section 10 of the Credit Agreement is hereby deleted, and the following inserted in its place:

               "'Consolidated EBIT' shall mean, for any period with respect to any Person, , Consolidated Net Income of such Person, before, without duplication, the following: (i) Restructuring Costs, (ii) interest income, (iii) Consolidated Interest Expense, (iv) provision (or benefit) for taxes (v) any extraordinary gains or extraordinary losses or gains or losses (other than sales of inventory in the ordinary course of business), (vi) Financing Fees, (vii) Professional Fees and Expenses, (viii) loss or (income) from interest rate hedge not to exceed the following amounts for the following fiscal quarters of the Borrower (x) $1,106,000 for the second quarter of 2003, (y) $301,000 for the third quarter of 2003, and (z) $240,000 for the fourth quarter of 2003, (ix) loss or (income) from goodwill impairment charges (as determined in accordance with GAAP), not to exceed $20,000,000 in the aggregate for the period from the Borrower's fourth fiscal quarter of 2003 through the Borrower's first fiscal quarter 2005, and (x) loss or (income) from the results of operations of the Specified Subsidiaries as determined in accordance with GAAP, not to exceed the following amounts for the following fiscal quarters of the Borrower (w) $236,000 for the second quarter of 2003, (x) $17,060,000 for the third quarter of 2003, (y) ($438,000) for the fourth quarter of 2003, and (z) $950,000 for the five quarter period ending July 31, 2004."

          (aa) The definition of "Consolidated Interest Expense" contained in
     Section 10 of the Credit Agreement is hereby deleted, and the following inserted in its place:

               "'Consolidated Interest Expense' shall mean, for any period with respect to any Person, the total interest expense (including that attributable to Capital Leases in accordance with GAAP) required to be paid in cash by such Person determined on a consolidated basis with respect to all outstanding Indebtedness of such Person, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, but excluding, however, (i) amortization of deferred financing costs to the extent included in total interest expense, and (ii) amortization of the Warrants."

          (bb) The definition of "Final Maturity Date" contained in Section 10 of the Credit Agreement is hereby deleted, and the following inserted in its place:

               "'Final Maturity Date' shall mean August 1, 2004."

          (cc) The following definition is hereby inserted into Section 10 of the Credit Agreement after the definition of "Final Maturity Date" and prior to the definition of "FIRREA":

               "'Financing Fees' shall mean (i) the Amendment Fee, (ii) the Maintenance Fee, (iii) the waiver fee paid to the Agent for the benefit of the Lenders pursuant to the Limited Waiver and Amendment dated October 15, 2002, and (iv) to the extent not (w) capitalized by the Borrower, (x) included in Restructuring Costs,
               (y) included in Professional Fees & Expenses, or (z) otherwise deducted in the determination of

               Consolidated EBIT, the fees and expenses previously incurred by the Borrower in its fiscal year 2003 in connection with its attempt to consummate a high yield offering. In no event shall "Financing Fees" exceed, in the aggregate, the following amounts for the following periods:

               Period:                                       Amount:
               ------                                        ------
               Borrower's second fiscal quarter of 2003      $    174,000
               ending on or about 10/31/02

               Borrower's third fiscal quarter of 2003       $    985,000
               ending on or about 1/31/03

               Borrower's fourth fiscal quarter of 2003      $          0
               ending on or about 4/30/03

               Borrower's fiscal year 2004 plus              $  3,013,000
               Borrower's first fiscal quarter of 2005
               ending on or about July 31, 2004"

          (dd) The following definitions are hereby inserted into Section 10 of the Credit Agreement after the definition of "FIRREA" and prior to the definition of "Fixed Asset Advance":

               "'First Amendment Date' means August 1, 2003."

               "'First Amendment and Waiver' means that certain First Amendment and Waiver to Second Amended and Restated Credit Agreement dated as of the First Amendment Date."

          (ee) The definition of "Fixed Charge Ratio" contained in Section 10 of the Credit Agreement is hereby deleted, and the following inserted in its place:

               "'Fixed Charge Ratio' for any Person shall mean, as to any period, the ratio of (i) the sum of (A) Consolidated EBITDA, plus
               (B) Net Cash Proceeds from Asset Sales to the extent not included in Consolidated EBITDA , plus (C) proceeds from Insider Notes to the extent not included in Consolidated EBITDA, (D) plus cash tax refunds received by such Person during such period, to (ii) the sum of (A) Consolidated Interest Expense during such period (net of cash interest income), plus (B) principal payments (including mandatory prepayments) required to be made on account of Term A Loan during such period, plus (C) cash Earn Out Payments actually made during such period, plus (D) net payments on account of Interest Rate Protection Agreements actually made during such period, plus (E) Consolidated Capital Expenditures made during such period, plus (F) income, franchise and other taxes paid in cash during such period, in each case determined in accordance with GAAP (excluding the one-time United States and Canadian income taxes which will accrue in 2003 from the collateralization of the Loans with the assets and stock of DBF)."

          (ff) The following definition is hereby inserted into Section 10 of the Credit Agreement after the definition of "Loan" and prior to the definition of "Management Agreements":

               "'Maintenance Fee' shall have the meaning set forth in Section 3.01(a)(ii)."

          (gg) The following definition is hereby inserted into Section 10 of the Credit Agreement after the definition of "Minimum Borrowing Amount" and prior to the definition of "Mortgage":

               "'Minimum Liquidity" shall mean Liquidity of not less than $3,000,000.00."

          (hh) The definition of "Professional Fees and Expenses" contained in
     Section 10 of the Credit Agreement is hereby deleted and the following is inserted in its place:

               "'Professional Fees and Expenses' shall mean the actual fees and expenses paid by (or credited to) the Borrower with respect to
               (i) the Borrower's Advisors, (ii) Kaufman & Canoles, P.C., (iii) Riemer & Braunstein LLP, (iv) Ernst & Young Corporate Finance LLC, (v) the Agent's local Canadian counsel, (vi) the Borrower's local Canadian counsel, and (vii) up to $200,000.00 of fees paid to other service providers and/or advisors retained by the Borrower and reasonably acceptable to the Agent, in each case relating to (a) the negotiation and preparation of the Amendment and the Limited Waiver and Amendment each dated October 15, 2002,
               (b) the negotiation and preparation of this Agreement, (c) the negotiation and preparation of the First Amendment and Waiver, and (d) the Borrower's Advisors continued involvement with the Borrower. In no event shall "Professional Fees and Expenses" exceed, in the aggregate, the following amounts for the following periods:

               Period:                                       Amount:
               ------                                        ------
               Borrower's second fiscal quarter of 2003       $    810,000
               ending on or about 10/31/02

               Borrower's third fiscal quarter of 2003        $  2,177,000
               ending on or about 1/31/03

               Borrower's fourth fiscal quarter of 2003      ($    602,000)
               ending on or about 4/30/03

               Borrower's fiscal year 2004 plus               $  5,710,000
               Borrower's first fiscal quarter of 2005
               ending on or about July 31, 2004"

          (ii) The definition of "Restructuring Costs" contained in Section 10 of the Credit Agreement is hereby deleted and the following is inserted in its place:

               "'Restructuring Costs' shall mean the actual costs and expenses of restructuring incurred by the Borrower during the term of this Agreement, (a) of the nature and types included in the "Non-Recurring Restructuring Expenses" set forth in the Borrower's Proposed Business Plan (November 2002), as revised in July of 2003, previously submitted to the Agent, (b) in the form of severance payments paid by the Borrower in connection with implementation of the senior management changes referenced in Section 5.16 hereof, (c) in the form of uncollectible notes receivable due from prior officers and a director of the Borrower, and (d) in the form of non-cash write-downs of assets either impaired or no longer utilized as a result of the restructuring contemplated under the Proposed Business Plan set forth in clause (a), above. In no event shall "Restructuring Costs" (i) include Professional Fees and Expenses, Financing Fees, or items otherwise accounted for in the definition of Consolidated EBIT, or (ii) exceed $12,500,000.00 in the aggregate, or, with respect to those described in clause (c) and (d), the following aggregate amounts for the following periods:

               With respect to clause (c)

               Period:                                              Amount:
               ------                                               ------
               Borrower's second fiscal quarter of 2003             $          0
               ending on or about 10/31/02

               Borrower's third fiscal quarter of 2003              $    682,000
               ending on or about 1/31/03

               Borrower's fourth fiscal quarter of 2003             $          0
               ending on or about 4/30/03

               Borrower's fiscal year 2004 plus Borrower's          $          0
               first fiscal quarter of 2005 ending on or about
               July 31, 2004

               With respect to clause (d)

               Period:                                              Amount:
               ------                                               ------
               Borrower's second fiscal quarter of 2003             $          0
               ending on or about 10/31/02

               Borrower's third fiscal quarter of 2003              $  3,252,000
               ending on or about 1/31/03

               Borrower's fourth fiscal quarter of 2003             $    600,000
               ending on or about 4/30/03

               Borrower's fiscal year 2004 plus Borrower's          $          0
               first fiscal quarter of 2005 ending on or about
               July 31, 2004

          (jj) The following definition is hereby inserted into Section 10 of the Credit Agreement after the definition of "Specified Subsidiaries" and prior to the definition of "Stated Amount":

               "'Specified Subsidiaries Asset Sale' shall mean an Asset Sale of the Specified Subsidiaries."

          (kk) The dates "October 1, 2003 through December 31, 2003" contained in the definition of "Term B Interest Rate" contained in Section 10 of the Credit Agreement are hereby deleted, and the following inserted in their place:

               "October 1, 2003 and thereafter"

          (ll) The definition of "Warrant" contained in Section 10 of the Credit Agreement is hereby deleted, and the following inserted in its place:

               "Warrant" means the Common Stock Purchase Warrants to be executed, delivered and issued to the Lenders by Workflow as of the Effective Date, as amended by certain Amendment No. 1 to Warrant dated as of the First Amendment Date, granting the Lenders the right, in certain circumstances, to acquire up to 2,400,000 shares of Workflow's common stock in the aggregate, at an exercise price equal to the market price on the date of issuance of such shares, such Warrant to be in the form attached hereto as Exhibit M."

     2. Amendment to Term B Notes. Subject to the satisfaction of the conditions set forth set forth in Paragraph 4, below, from and after the First Amendment Date, each of the Term B Notes is hereby amended as follows:

     The date "December 31, 2003" contained in the last line of the first paragraph of the Term B Notes is hereby deleted, and the date "May 1, 2004" is inserted in its place.

     3. Waivers. Subject to the satisfaction of the conditions set forth in Paragraph 4, below, the Agent and the Lenders hereby agree to waive each of the Specified Defaults. This waiver applies only to the Specified Defaults, is a one-time waiver, and shall not be deemed to constitute a continuing waiver of the provisions of the Credit Agreement, or the other Credit Documents, or a waiver of any other Defaults or Events of Default for any other period.

     4. Condition to Effectiveness. The limited waivers and amendments set forth in this Amendment shall become effective upon the satisfaction of the following conditions:

          (a) Submission to the Agent of a operating plan and financial forecast for Workflow's 2004 fiscal year and first quarter of Workflow's 2005 fiscal year, in form and substance reasonably satisfactory to the Agent and the Lenders.

          (b) Workflow shall provide evidence of (i) Liquidity as of the First Amendment Date of $3,000,000.00, and (ii) on a pro forma basis for the thirteen weeks period thereafter, an average Liquidity of $3,000,000.00.

          (c) The Borrowers shall have paid all reasonable expenses of the Agent, the Agent's counsel and their respective professional advisors for which invoices have been issued as of the First Amendment Date.

          (d) No Events of Default, other than the Specified Defaults, shall have occurred.

          (e) The Agent shall have received amendments to the Warrant and the Warrant Purchase Agreement executed by the Borrower in the form attached hereto as Exhibit "A".

          (f) The Agent shall have received the payment of the Amendment Fee as set forth in Section 3.01(e)(ii) of the Credit Agreement as amended hereby.

          (g) The Agent shall have received a copy of this Amendment, and all other documents, instruments, and agreements required in connection therewith, or relating thereto, duly executed by the Borrower, each of the Guarantors, the Agent and each of the Lenders.

          (h) The Agent shall have received an amended and restated Agent's Fee Letter, in a form and of a nature acceptable to the Agent.

          (i) The Agent shall have received evidence of appropriate corporate or other entity approvals and other evidence of the enforceability of this Amendment (including, without limitation, such opinions of counsel as the Agent and the Lenders may reasonably require), in each case satisfactory to the Agent in form and substance.

          (j) The Agent shall have received all other documents, instruments, and agreements required in connection herewith, or relating hereto, as the Agent or its counsel may reasonably request.

     5. No Present Claims. The Borrower and the Guarantors acknowledge and agree that, based upon the facts and circumstances existing as of the date hereof: (i) the Borrower and Guarantors have no claim or cause of action against any of the Lenders or the Agent (or any of their directors, officers, employees, agents or affiliates); (ii) the Borrower and the Guarantors have no offset right, counterclaim or defense of any kind against any of the Obligations, indebtedness or liabilities to the Lenders and the Agent; and (iii) each of the Lenders and the Agent has heretofore performed and satisfied in a timely manner all of its obligations to the Borrower, and the Guarantors, if any. The Lenders and the Agent wish (and the Borrower and Guarantors agree) to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of their rights, interests, contracts, collateral security or remedies. Therefore, the Borrower and the Guarantors unconditionally release, waive and forever discharge (a) any and all liabilities, obligations, duties, promises or indebtedness of any kind of any of the Lenders or the Agent to the Borrower and the Guarantors, except the obligations to be performed by the Lenders or the Agent hereafter as expressly stated in this Agreement and the other Credit Documents, and (b) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether known or unknown, which the Borrower and/or Guarantors might otherwise have against any of the Lenders or the

Agent or any of their directors, officers, employees, agents or affiliates for their respective actions or omissions occurring prior to the date hereof, in either case (a) or (b) above, on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the date hereof.

     6. Representations and Warranties. The Borrower hereby affirms and reaffirms that all representations and warranties contained in the Credit Agreement, as amended hereby, and in the other Credit Documents are true and correct in all material respects as of the First Amendment Date.

     7. Miscellaneous. No waiver or amendment contained herein shall be deemed to imply any willingness of the Agent or the Lenders to agree to, or otherwise prejudice any rights of the Agent or the Lenders with respect to, any similar waivers, amendments or agreements that may be requested for any future period. This agreement shall constitute a "Credit Document". Except as specifically waived or amended hereby, each of the terms and conditions of the Credit Agreement and the other Credit Documents are hereby ratified and confirmed and shall remain in full force and effect. Nothing contained herein shall in any way prejudice, impair or effect any rights or remedies of the Lenders or the Agent under the Credit Agreement and the other Credit Documents.

     This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument.

     THIS AMENDMENT SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICTS OF LAW).

                [remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, this First Amendment and Waiver to Second Amended and Restated Credit Agreement has been executed as a sealed instrument as of the 1/st/ day of August, 2003.

                                             FLEET NATIONAL BANK, as Agent and
                                             as a Lender


                                             By  /s/ Fleet National Bank
                                               ---------------------------------
                                               Name: Fleet National Bank
                                               Title:

                                             BANK ONE, N.A.


                                             By  /s/ Bank One
                                               ---------------------------------
                                               Name: Bank One
                                               Title:

                                             COMERICA BANK


                                             By  /s/ Comerica Bank
                                               ---------------------------------
                                               Name: Comerica Bank
                                               Title:

                                             BANK OF AMERICA


                                             By  /s/ Bank of America
                                               ---------------------------------
                                               Name: Bank of America
                                               Title:

                                             UNION BANK OF CALIFORNIA, N.A.


                                             By  /s/ Union Bank of California
                                               ---------------------------------
                                               Name: Union Bank of California
                                               Title:

                                             NATIONAL CITY BANK


                                             By  /s/ National City Bank
                                               ---------------------------------
                                               Name: National City Bank
                                               Title:

                                       LASALLE BANK NATIONAL ASSOCIATION


                                       By  /s/ Lasalle Bank National Association
                                         ---------------------------------------
                                         Name: Lasalle Bank National Association
                                         Title:

                                             CHEVY CHASE BANK, F.S.B.


                                             By  /s/ Chevy Chase Bank
                                               ---------------------------------
                                               Name: Chevy Chase Bank
                                               Title:

WORKFLOW MANAGEMENT, INC.

By     /s/ Michael L. Schmickle
  -----------------------------------
Name:  Michael L. Schmickle
Title: Executive Vice President

DATA BUSINESS FORMS LIMITED


By     /s/ Michael L. Schmickle
  -----------------------------------
Name:  Michael L. Schmickle
Title: Vice President


By
  -----------------------------------
Name:
Title:

ACKNOWLEDGED AND AGREED:

IGETSMART.COM, INC.


By     /s/ Michael L. Schmickle
  -----------------------------------
Name:  Michael L. Schmickle
Title: Vice President


PSE DATA PRODUCTS, INC.


By     /s/ Michael L. Schmickle
  -----------------------------------
Name:  Michael L. Schmickle
Title: Vice President


DOCUMENT OPTIONS COMPANY


By     /s/ Michael L. Schmickle
  -----------------------------------
Name:  Michael L. Schmickle
Title: Vice President


WORKFLOW DIRECT, INC.


By     /s/ Michael L. Schmickle
  -----------------------------------
Name:  Michael L. Schmickle
Title: Vice President


SFI OF DELAWARE, LLC


By     /s/ Michael L. Schmickle
  -----------------------------------
Name:  Michael L. Schmickle
Title: Vice President


SFI OF ILLINOIS, INC.


By     /s/ Michael L. Schmickle
  -----------------------------------
Name:  Michael L. Schmickle
Title: Vice President

SFI OF PUERTO RICO, INC.


By     /s/ Michael L. Schmickle
  -----------------------------------
Name:  Michael L. Schmickle
Title: Vice President


WORKFLOW MANAGEMENT
ACQUISITION II CORP.


By     /s/ Michael L. Schmickle
  -----------------------------------
Name:  Michael L. Schmickle
Title: Vice President


OEI PROPERTIES, INC.


By     /s/ Michael L. Schmickle
  -----------------------------------
Name:  Michael L. Schmickle
Title: Vice President


WFMI, INC.


By     /s/ Michael L. Schmickle
  -----------------------------------
Name:  Michael L. Schmickle
Title: Vice President


WORKFLOW OF FLORIDA, INC.


By     /s/ Michael L. Schmickle
  -----------------------------------
Name:  Michael L. Schmickle
Title: Vice President


DIRECTPRO LLC


By     /s/ Michael L. Schmickle
  -----------------------------------
Name:  Michael L. Schmickle
Title: Vice President

DIRECTPRO WEST, LLC


By     /s/ Michael L. Schmickle
  -----------------------------------
Name:  Michael L. Schmickle
Title: Vice President

UNITED ENVELOPE, LLC


By     /s/ Michael L. Schmickle
  -----------------------------------
Name:  Michael L. Schmickle
Title: Vice President

UNIVERSAL FOLDING BOX CO., INC.


By     /s/ Michael L. Schmickle
  -----------------------------------
Name:  Michael L. Schmickle
Title: Vice President


PREMIER GRAPHICS, INC.


By     /s/ Michael L. Schmickle
  -----------------------------------
Name:  Michael L. Schmickle
Title: Vice President

FREEDOM GRAPHIC SERVICES, INC.


By     /s/ Michael L. Schmickle
  -----------------------------------
Name:  Michael L. Schmickle
Title: Vice President